Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Reports Increase in 2018 Earnings

Dunmore, Pa., January 25, 2019/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $13.3 million, or $0.79 per basic and diluted share, for 2018, compared to net income of $0.1 million, or $0.01 per basic and diluted share, for 2017. For the fourth quarter of 2018, FNCB recorded net income of $7.1 million, or $0.42 per basic and diluted share, compared to a net loss of $6.1 million, or $0.36 per basic and diluted share for the respective quarter of 2017. The increase in earnings for the fourth quarter and year-to-date periods were due largely to a decrease in income tax expense, coupled with increases in net interest income and non-interest income. Income tax expense decreased $7.0 million and $8.2 million comparing the three months and year ended December 31, 2018 and 2017, respectively. During the fourth quarter of 2017, FNCB had recognized additional, non-recurring income tax expense of $8.0 million resulting from the revaluation of FNCB’s net deferred tax assets following the enactment of the Tax Cuts and Jobs Act (the “Act”) on December 22, 2017. With regard to non-interest revenue, in the fourth quarter of 2018, FNCB, the Bank and Fidelity Deposit Company of Maryland resolved a dispute by entering into a mutual release of all claims, which resulted in FNCB recognizing an insurance recovery after related expenses of $6.0 million. Partially offsetting these positive factors for the year ended December 31, 2018 were increases in the provision for loan and lease losses and non-interest expense.

Return on average assets and return on average shareholders’ equity were 1.09% and 15.38%, respectively, in 2018, compared to 0.01% and 0.15%, respectively in 2017. For the three months ended December 31, 2018, return on average assets and return on average shareholders’ equity were 2.26% and 32.26%, respectively. Comparatively, return on average assets was (2.09%) and return on average shareholders’ equity was (24.98%) for the three months ended December 31, 2017.

2018 Performance Highlights:

●	Year-to-date total revenue (net interest income and non-interest income) increased $8.0 million, or 19.9% year over year;
●	Net interest income (FTE) increased 3.3% and 9.6%, comparing the quarter and year ended December 31 of 2018 and 2017, respectively;
●	Efficiency ratio for the fourth quarter improved to 47.59% in 2018 from 73.42% in 2017;
●	Yield on earning assets (FTE) for the fourth quarter of 2018 improved 22 basis points compared to the same quarter of 2017;
●	Year over year growth in total loans, net of net deferred costs and unearned income, of $68.5 million, or 8.9%;
●	Total deposits grew $93.2 million, or 9.3%, comparing December 31, 2018 and 2017; and
●	Total capital increased $8.0 million, or 9.0%, comparing December 31, 2018 and 2017.

“We are very pleased with our 2018 operating performance,” stated Gerard A. Champi, President and Chief Executive Officer. “The solid results reflected the ongoing efforts of the entire FNCB team focused on organic loan and core deposit growth, funding cost management and controlling non-interest expense. We experienced strong demand for loans and deposits and were able to grow interest revenue and maintain our net interest margin in 2018 amid what proved to be a very challenging interest rate environment and competitive marketplace,” continued Champi. “We realize we still have much work to do ahead but are encouraged as we enter into 2019. We believe our strong balance sheet leaves us well positioned to advance our performance into the new year and continue to create long-term value for our shareholders,” concluded Champi.

Cash Dividends Declared

Dividends declared and paid were $0.05 per share for the fourth quarter and $0.17 per share for the year-to-date period of 2018, which represented increases of 25.0% and 30.8% compared to $0.04 per share and $0.13 per share, respectively, for the fourth quarter and year-to-date periods ended December 31, 2017. Total dividends declared and paid for 2018 equated to a dividend yield of approximately 2.01% based on the closing stock price of $8.44 per share at December 31, 2018.

Summary Results for 2018

For the three months ended December 31, 2018, tax-equivalent net interest income increased $0.3 million, or 3.3% to $9.3 million from $9.0 million for the same three months of 2017. Despite the increase in net interest income, FNCB’s tax-equivalent net interest margin for the fourth quarter of 2018 contracted 18 basis points to 3.17% compared to 3.35% for the same quarter of 2017. The margin contraction primarily reflected a 45 basis-point increase in the cost of funds to 1.04% for the three months ended December 31, 2018 from 0.59% for the same three months of 2017. For the year ended December 31, 2018, tax-equivalent net interest income increased $3.2 million, or 9.6%, to $37.0 million compared to $33.7 million for the year ended December 31, 2017. The improvement in net interest income for the year-to-date period was largely due to growth in average earning assets and higher earning-asset yields, partially offset by higher funding costs. Average earning assets grew $100.7 million, or 9.6%, to $1.147 billion in 2018 from $1.046 billion in 2017. Tax-equivalent earning-asset yields improved 29 basis points to 3.97% in 2018 compared to 3.68% in 2017. For the year ended December 31, 2018, the cost of funds increased 35 basis points to 0.90% from 0.55% for the year ended December 31, 2017. The tax-equivalent net interest margin decreased 1 basis point to 3.22% in 2018 from 3.23% in 2017. The net interest margin for the fourth quarter of 2018 decreased 4 basis points to 3.17% from 3.21% for the third quarter of 2018. For purposes of presenting net interest income, earning-asset yields and net interest margin information on a tax-equivalent basis, tax-free interest income is adjusted using the statutory federal corporate income tax rate of 21.0% for 2018 and 34.0% for 2017.

For the quarter ended December 31, 2018, non-interest income amounted to $7.4 million, an increase of $5.5 million, or 287.0%, compared to $1.9 million for the same period of 2017. Non-interest income totaled $11.8 million for the year ended December 31, 2018, an increase of $4.6 million, or 63.2%, compared to $7.2 million for the year ended December 31, 2017. The increase in non-interest income for the fourth quarter and year-to-date periods was primarily due to the insurance recovery, net of related expenses, of $6.0 million received in the fourth quarter of 2018. Included in non-interest income for the three months and year ended December 31, 2017 were net gains on the sale of available-for sale securities of $0.3 million and $1.6 million, respectively. Comparatively, there were no net gains on the sale of available-for-sale securities for the three months ended December 31, 2018. For the year ended December 31, 2018, FNCB realized net losses on the sale of available-for-sale securities of $4 thousand.

For the three months ended December 31, 2018, non-interest expense increased by $0.1 million, or 1.8%, to $7.9 million from $7.8 million for the comparable three months of 2017. Non-interest expense for all of 2018 totaled $29.3 million, an increase of $1.2 million, or 4.5%, from $28.1 million for 2017. The increase in non-interest expense resulted largely from higher salaries and employee benefits expense related to staffing additions within FNCB Bank’s retail and commercial lending and credit administration units, coupled with increases in regulatory assessments, which, we believe, primarily reflected strong balance sheet growth.

Asset Quality

Total non-performing loans increased $2.1 million to $4.7 million, or 0.56% of total loans, at December 31, 2018, from $2.6 million, or 0.34% of total loans at December 31, 2017. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans) was 0.93% at December 31, 2018 compared to 0.72% at the end of 2017. The increase in non-performing loans and loan delinquencies was primarily attributable to two commercial relationships that were placed on non-accrual status during 2018. The allowance for loan and lease losses as a percentage of gross loans was 1.13% and 1.17% at December 31, 2018 and 2017, respectively.

Financial Condition

Total assets increased $75.4 million, or 6.5%, to $1.238 billion at December 31, 2018 from $1.162 billion at December 31, 2017. The increase in total assets primarily reflected strong growth in interest-earning assets. Specifically, loans, net of net deferred costs and unearned income, increased $68.5 million, or 8.9%, to $839.1 million at December 31, 2018 from $770.6 million at December 31, 2017. Available-for-sale securities increased $6.5 million to $296.0 million at December 31, 2018 from $289.5 million at December 31, 2017. The asset growth was funded with an increase in total deposits of $93.2 million, or 9.3%, to $1.096 billion at December 31, 2018 from $1.002 billion at December 31, 2017. The increase in deposits was primarily attributable to increases in retail and wholesale time deposits. Borrowings through the Federal Home Loan Bank of Pittsburgh decreased $26.0 million to $18.9 million at December 31, 2018 from $44.9 million at December 31, 2017.

Total shareholders’ equity increased $8.0 million, or 9.0%, to $97.2 million at December 31, 2018 from $89.2 million at December 31, 2017. The capital increase resulted primarily from net income in 2018 of $13.3 million, partially offset by a $2.8 million increase in accumulated other comprehensive loss related to depreciation in the fair value of available-for-sale debt securities, net of deferred taxes, and year-to-date dividends declared of $2.9 million. FNCB’s total risk-based capital and Tier I leverage ratios improved to 12.69% and 8.50%, respectively, at December 31, 2018 from $12.08% and 7.74%, respectively, at December 31, 2017.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 100 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB operates through 16 branch offices located in Lackawanna, Luzerne and Wayne Counties and a limited purpose office in Lehigh County, and remains dedicated to making our customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary, fiscal and tax policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business, including for deposit and loan growth: the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB stock and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the ability of FNCB to identify future acquisition targets, complete acquisitions and integrate new teams into FNCB’s operations; the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2017.

[FNCB provides tabular information as follows]

FNCB Bancorp, Inc.
Selected Financial Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2018	2018	2018	2018	2017
Per share data:
Net income (loss) (fully diluted)	$0.42	$0.11	$0.14	$0.12	$(0.36)
Cash dividends declared	$0.05	$0.04	$0.04	$0.04	$0.04
Book value	$5.78	$5.15	$5.18	$5.17	$5.32
Tangible book value	$5.78	$5.15	$5.18	$5.17	$5.32
Market value:
High	$10.39	$12.00	$10.00	$9.98	$7.99
Low	$8.21	$7.97	$8.01	$7.01	$6.54
Close	$8.44	$9.77	$8.88	$9.24	$7.30
Common shares outstanding	16,821,371	16,819,471	16,817,097	16,766,600	16,757,963

Selected ratios:
Annualized return on average assets	2.26%	0.59%	0.79%	0.70%	(2.09%)
Annualized return on average shareholders' equity	32.26%	8.41%	11.23%	9.44%	(24.98%)
Efficiency ratio	47.59%	67.11%	63.94%	68.78%	73.42%
Tier I leverage ratio	8.50%	7.66%	7.69%	7.80%	7.74%
Total risk-based capital to risk-adjusted assets	12.69%	11.42%	11.31%	11.70%	12.08%
Average shareholders' equity to average total assets	7.00%	7.00%	7.05%	7.38%	8.35%
Yield on earning assets (FTE)	4.06%	4.04%	3.96%	3.83%	3.84%
Cost of funds	1.04%	1.00%	0.84%	0.69%	0.59%
Net interest spread (FTE)	3.02%	3.04%	3.12%	3.15%	3.25%
Net interest margin (FTE)	3.17%	3.21%	3.26%	3.26%	3.35%
Total delinquent loans/total loans	0.93%	0.90%	0.71%	0.73%	0.72%
Allowance for loan and lease losses/total loans	1.13%	1.14%	1.11%	1.18%	1.17%
Non-performing loans/total loans	0.56%	0.51%	0.41%	0.30%	0.34%
Annualized net charge-offs/average loans	0.05%	0.36%	0.47%	0.10%	0.06%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Year Ended
	December 31,
(in thousands, except share data)	2018	2017
Interest income
Interest and fees on loans	$36,381	$29,821
Interest and dividends on securities
U.S. government agencies	3,565	3,426
State and political subdivisions, tax-free	133	49
State and political subdivisions, taxable	4,105	3,809
Other securities	813	563
Total interest and dividends on securities	8,616	7,847
Interest on interest-bearing deposits in other banks	88	180
Total interest income	45,085	37,848
Interest expense
Interest on deposits	5,925	3,521
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	2,025	599
Interest on subordinated debentures	228	380
Interest on junior subordinated debentures	400	300
Total interest on borrowed funds	2,653	1,279
Total interest expense	8,578	4,800
Net interest income before provision for loan and lease losses	36,507	33,048
Provision for loan and lease losses	2,550	769
Net interest income after provision for loan and lease losses	33,957	32,279
Non-interest income
Deposit service charges	2,885	2,903
Net (loss) gain on the sale of securities	(4)	1,597
Net loss on equity securities	(27)	-
Net gain on the sale of mortgage loans held for sale	210	304
Net gain on the sale of SBA guaranteed loans	322	79
Net gain on the sale of other repossessed assets	-	47
Net gain on the sale of other real estate owned	31	79
Loan-related fees	390	384
Income from bank-owned life insurance	555	527
Insurance recovery	6,027	-
Other	1,401	1,305
Total non-interest income	11,790	7,225
Non-interest expense
Salaries and employee benefits	14,780	14,161
Occupancy expense	2,191	2,105
Equipment expense	1,254	1,815
Data processing expense	2,799	2,023
Regulatory assessments	861	686
Bank shares tax	636	800
Professional fees	1,028	956
Insurance expense	515	519
Other operating expenses	5,263	5,004
Total non-interest expense	29,327	28,069
Income before income taxes	16,420	11,435
Income tax expense	3,071	11,288
Net income	$13,349	$147

Income per share
Basic	$0.79	$0.01
Diluted	$0.79	$0.01

Cash dividends declared per common share	$0.17	$0.13
Weighted average number of shares outstanding:
Basic	16,799,004	16,722,966
Diluted	16,820,753	16,740,288

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income (Loss)

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except share data)	2018	2018	2018	2018	2017
Interest income
Interest and fees on loans	$9,561	$9,501	$9,031	$8,288	$8,073
Interest and dividends on securities
U.S. government agencies	890	899	886	890	860
State and political subdivisions, tax-free	38	37	38	20	7
State and political subdivisions, taxable	1,026	1,028	1,027	1,024	993
Other securities	167	211	240	195	154
Total interest and dividends on securities	2,121	2,175	2,191	2,129	2,014
Interest on interest-bearing deposits in other banks	36	17	12	23	34
Total interest income	11,718	11,693	11,234	10,440	10,121
Interest expense
Interest on deposits	2,165	1,559	1,134	1,067	1,008
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	251	715	707	352	175
Interest on subordinated debentures	57	58	57	56	57
Interest on junior subordinated debentures	108	106	99	87	81
Total interest on borrowed funds	416	879	863	495	313
Total interest expense	2,581	2,438	1,997	1,562	1,321
Net interest income before (credit) provision for loan and lease losses	9,137	9,255	9,237	8,878	8,800
(Credit) provision for loan and lease losses	(199)	1,149	880	720	283
Net interest income after (credit) provision for loan and lease losses	9,336	8,106	8,357	8,158	8,517
Non-interest income
Deposit service charges	725	711	747	702	756
Net (loss) gain on the sale of securities	-	-	(4)	-	259
Net gain (loss) on equity securities	7	(8)	(7)	(19)	-
Net gain on the sale of mortgage loans held for sale	39	71	51	49	63
Net gain on the sale of SBA guaranteed loans	-	-	71	251	-
Net (loss) gain on the sale of other real estate owned	-	-	(7)	38	22
Loan-related fees	145	85	76	84	132
Income from bank-owned life insurance	142	141	138	134	128
Insurance recovery	6,027	-	-	-	-
Other	337	320	464	280	558
Total non-interest income	7,422	1,320	1,529	1,519	1,918
Non-interest expense
Salaries and employee benefits	4,048	3,581	3,485	3,666	4,092
Occupancy expense	562	500	526	603	538
Equipment expense	318	299	323	314	435
Data processing expense	759	745	647	648	521
Regulatory assessments	213	251	196	201	189
Bank shares tax	(131)	278	222	267	38
Professional fees	295	241	196	296	294
Insurance expense	117	130	133	135	134
Other operating expenses	1,760	1,163	1,238	1,102	1,563
Total non-interest expense	7,941	7,188	6,966	7,232	7,804
Income before income taxes	8,817	2,238	2,920	2,445	2,631
Income tax expense	1,749	388	508	426	8,745
Net income (loss)	$7,068	$1,850	$2,412	$2,019	$(6,114)

Income (loss) per share
Basic	$0.42	$0.11	$0.14	$0.12	$(0.36)
Diluted	$0.42	$0.11	$0.14	$0.12	$(0.36)

Cash dividends declared per common share	$0.05	$0.04	$0.04	$0.04	$0.04
Weighted average number of shares outstanding:
Basic	16,820,337	16,818,625	16,792,812	16,763,401	16,757,963
Diluted	16,840,933	16,838,547	16,819,286	16,789,336	16,774,209

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2018	2018	2018	2018	2017
Assets
Cash and cash equivalents:
Cash and due from banks	$26,673	$23,051	$16,500	$12,323	$22,755
Interest-bearing deposits in other banks	9,808	7,246	4,624	1,873	14,991
Total cash and cash equivalents	36,481	30,297	21,124	14,196	37,746
Securities available for sale, at fair value	296,032	288,780	290,863	298,314	289,459
Equity securities, at fair value	891	884	892	899	918
Restricted stock, at cost	3,123	3,333	7,964	5,703	2,763
Loans held for sale	820	938	629	366	1,095
Loans, net of net deferred costs and unearned income	839,100	864,316	855,391	808,202	770,643
Allowance for loan and lease losses	(9,519)	(9,827)	(9,459)	(9,562)	(9,034)
Net loans	829,581	854,489	845,932	798,640	761,609
Bank premises and equipment, net	14,425	13,895	13,900	12,870	10,388
Accrued interest receivable	3,614	4,061	3,654	3,430	3,234
Bank-owned life insurance	31,015	30,873	30,732	30,594	30,460
Other real estate owned	919	715	787	579	1,023
Other assets	20,831	22,857	22,810	23,669	23,610
Total assets	$1,237,732	$1,251,122	$1,239,287	$1,189,260	$1,162,305

Liabilities
Deposits:
Demand (non-interest-bearing)	$156,600	$166,967	$177,388	$172,896	$176,325
Interest-bearing	939,029	928,154	777,855	782,357	826,123
Total deposits	1,095,629	1,095,121	955,243	955,253	1,002,448
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	18,930	46,490	174,251	121,485	44,968
Subordinated debentures	5,000	5,000	5,000	5,000	5,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	34,240	61,800	189,561	136,795	60,278
Accrued interest payable	338	318	331	284	241
Other liabilities	10,306	7,306	7,027	10,190	10,147
Total liabilities	1,140,513	1,164,545	1,152,162	1,102,522	1,073,114

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	21,026	21,024	21,021	20,958	20,947
Additional paid-in capital	63,547	63,469	63,374	63,335	63,210
Retained earnings	17,186	10,965	9,792	8,057	6,779
Accumulated other comprehensive loss	(4,540)	(8,881)	(7,062)	(5,612)	(1,745)
Total shareholders' equity	97,219	86,577	87,125	86,738	89,191
Total liabilities and shareholders’ equity	$1,237,732	$1,251,122	$1,239,287	$1,189,260	$1,162,305

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2018	2018	2018	2018	2017
Interest income
Loans:
Loans - taxable	$9,090	$9,059	$8,631	$7,934	$7,736
Loans - tax-free	596	559	506	448	511
Total loans	9,686	9,618	9,137	8,382	8,247
Securities:
Securities, taxable	2,083	2,138	2,153	2,109	2,007
Securities, tax-free	48	47	48	25	11
Total interest and dividends on securities	2,131	2,185	2,201	2,134	2,018
Interest-bearing deposits in other banks	36	17	12	23	34
Total interest income	11,853	11,820	11,350	10,539	10,299
Interest expense
Deposits	2,165	1,559	1,134	1,067	1,008
Borrowed funds	416	879	863	495	313
	2,581	2,438	1,997	1,562	1,321
Net interest income	$9,272	$9,382	$9,353	$8,977	$8,978

Average balances
Earning assets:
Loans:
Loans - taxable	$796,886	$803,314	$784,427	$748,375	$725,988
Loans - tax-free	58,722	55,848	49,855	44,383	41,548
Total loans	855,608	859,162	834,282	792,758	767,536
Securities:
Securities, taxable	299,981	303,037	305,627	301,032	292,307
Securities, tax-free	4,651	4,664	4,677	2,325	600
Total securities	304,632	307,701	310,304	303,357	292,907
Interest-bearing deposits in other banks	8,438	3,735	2,629	3,825	12,215
Total interest-earning assets	1,168,678	1,170,598	1,147,215	1,099,940	1,072,658
Non-earning assets	72,999	75,518	74,188	76,114	89,801
Total assets	$1,241,677	$1,246,116	$1,221,403	$1,176,054	$1,162,459
Interest-bearing liabilities:
Deposits	$926,767	$827,570	$790,233	$806,494	$824,680
Borrowed funds	62,495	149,682	163,547	102,676	67,476
Total interest-bearing liabilities	989,262	977,252	953,780	909,170	892,156
Demand deposits	157,223	173,616	173,037	169,450	162,135
Other liabilities	8,272	7,983	8,444	10,663	11,079
Shareholders' equity	86,920	87,265	86,142	86,771	97,089
Total liabilities and shareholders' equity	$1,241,677	$1,246,116	$1,221,403	$1,176,054	$1,162,459

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.56%	4.51%	4.40%	4.24%	4.26%
Interest and fees on loans - tax-free	4.06%	4.01%	4.06%	4.04%	4.92%
Total loans	4.53%	4.48%	4.38%	4.23%	4.30%
Securities:
Securities, taxable	2.78%	2.82%	2.82%	2.80%	2.75%
Securities, tax-free	4.13%	4.03%	4.11%	4.30%	7.33%
Total securities	2.80%	2.84%	2.84%	2.81%	2.76%
Interest-bearing deposits in other banks	1.71%	1.82%	1.83%	2.41%	1.11%
Total earning assets	4.06%	4.04%	3.96%	3.83%	3.84%
Interest-bearing liabilities:
Interest on deposits	0.93%	0.75%	0.57%	0.53%	0.49%
Interest on borrowed funds	2.66%	2.35%	2.11%	1.93%	1.86%
Total interest-bearing liabilities	1.04%	1.00%	0.84%	0.69%	0.59%
Net interest spread	3.02%	3.04%	3.12%	3.15%	3.25%
Net interest margin	3.17%	3.21%	3.26%	3.26%	3.35%

FNCB Bancorp, Inc.
Asset Quality Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2018	2018	2018	2018	2017
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$4,696	$4,391	$3,469	$2,403	$2,578
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	4,696	4,391	3,469	2,403	2,578
Other real estate owned (OREO)	919	715	787	579	1,023
Other non-performing assets	1,900	1,900	1,900	1,900	1,900
Total non-performing assets	$7,515	$7,006	$6,156	$4,882	$5,501

Accruing TDRs	$8,457	$8,515	$8,741	$8,797	$9,299

For the three months ended
Allowance for loan and lease losses
Beginning balance	$9,827	$9,459	$9,562	$9,034	$8,862
Loans charged-off	392	1,037	1,310	400	310
Recoveries of charged-off loans	283	256	327	208	199
Net charge-offs	109	781	983	192	111
(Credit) provision for loan and lease losses	(199)	1,149	880	720	283
Ending balance	$9,519	$9,827	$9,459	$9,562	$9,034